Exhibit 10.1

BANK OF AMERICA, N.A. BOFA SECURITIES, INC. One Bryant Park New York, New York 10036	JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, NY 10179
CONFIDENTIAL
September 28, 2021
Asbury Automotive Group, Inc.
2905 Premiere Parkway, NW, Suite 300
Duluth, Georgia 30097
Attention: David W. Hult, President and Chief Executive Officer
Project Guardian
Commitment Letter
Ladies and Gentlemen:
You have advised Bank of America, N.A. (“Bank of America”), BofA Securities, Inc. (“BOFA”) and JPMorgan Chase Bank, N.A. (“JPMCB” and, together with Bank of America and BOFA, “we”, “us” or the “Commitment Parties”) that Asbury Automotive Group, Inc. (“you” or the “Company”) intends to enter into transactions pursuant to which it will acquire (the “Acquisition”), directly or indirectly, all of the equity interests of certain related businesses previously identified to us by you as “Guardian” (the “Target”). You have further advised us that, in connection with the foregoing, you intend to consummate the other Transactions described in the Transaction Description attached hereto as Exhibit A (the “Transaction Description”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Transaction Description or the Summary of Principal Terms and Conditions for the HY Bridge Facility attached hereto as Exhibit B (the “HY Term Sheet”) and the Summary of Principal Terms and Conditions for the 364-Day Bridge Facility attached hereto as Exhibit C (the “364-Day Term Sheet” and, together with the HY Term Sheet, the “Term Sheets”; this commitment letter, the Transaction Description, the Term Sheets and the Summary of Additional Conditions attached hereto as Exhibit D, collectively, this “Commitment Letter”).
Reference is made to the Fee Letter dated the date hereof between you and us (the “Fee Letter”).
1.    Commitments.
In connection with the Transactions, (i) Bank of America is pleased to advise you of its several commitment to provide 50% of the aggregate principal amount of the Bridge Facilities (to be applied ratably across each Bridge Facility) and (ii) JPMCB is pleased to advise you of its several commitment to provide 50% of the aggregate principal amount of the Bridge Facilities (to be applied ratably across each Bridge Facility) (each of Bank of America and JPMCB, in such capacity, an “Initial Lender” and, together, the “Initial Lenders”), subject only to the satisfaction or waiver of the conditions set forth in the Summary of Additional Conditions attached hereto as Exhibit D.
2.    Titles and Roles.
It is agreed that (i) BOFA and JPMCB will each act as a lead arranger and lead bookrunner for the Bridge Facilities (collectively with any other lead arranger or bookrunner appointed in accordance with the terms hereof, the “Lead Arrangers”) and (ii) Bank of America will act as administrative agent (in such capacity, the “Administrative Agent”) for the Bridge Facilities. It is further agreed that in any Information Materials (as defined below) and all other offering or marketing materials in respect of the Bridge Facilities, BOFA shall have “left side” designation and shall appear on the top left and shall hold the leading role and responsibility customarily associated with such “top left” placement.
Notwithstanding the foregoing, you shall have the right to appoint up to 5 additional financial institutions as lead arrangers or bookrunners, manager, arranger, agent or co-agent (any such lead arranger, bookrunner, manager, arranger, agent or co-agent, an “Additional Arranger”) within fifteen (15) business days after this Commitment Letter is executed by you; provided that (a) no more than 10% of the aggregate economics and commitments with respect to the applicable Bridge Facility shall be reallocated and no such Additional Arranger shall have greater economics with respect to a Bridge Facility than any Commitment Party party hereto as of the date hereof, (b) such Additional Arrangers (or their affiliates) shall assume a proportion of the commitments with respect to such Bridge Facility that is equal to the proportion of the economics allocated to such Additional Arrangers (or their affiliates) and (c) to the extent you appoint Additional Arrangers and/or confer additional titles in respect of a Bridge Facility on the Additional Arrangers, the commitment and economics of the Initial Lenders under such Bridge Facility will be reduced ratably by the amount of the economics allocated to, and the commitment amount of, such Additional Arrangers (or their affiliate), in each case upon the execution and delivery by such Additional Arrangers and you of customary joinder documentation and, thereafter, each such Additional Arranger shall constitute a “Commitment Party,” “Initial Lender” and/or “Lead Arranger,” as applicable, under this Commitment Letter and the Fee Letter.
3.    Syndication.
The Lead Arrangers reserve the right, prior to or after any Closing Date (as defined below), to syndicate all or a portion of the Initial Lenders’ commitment hereunder to a group of banks, financial institutions and other institutional lenders and investors (together with the Initial Lenders, the “Lenders”) identified by the Lead Arrangers in consultation with you and reasonably acceptable to the Lead Arrangers and you (your consent not to be unreasonably withheld or delayed); provided that (a) we agree not to syndicate or participate out our commitments to Disqualified Lenders (as defined below), and (b) notwithstanding the Lead Arrangers’ right to syndicate the Bridge Facilities and receive commitments with respect thereto (except in connection with any assignment to an Additional Arranger, and upon the joinder of such Additional Arranger as an Initial Lender pursuant to Section 2 hereof, in respect of the amount allocated to such Additional Arranger), (i) the Initial Lenders shall not be relieved, released or novated from their respective obligations hereunder (including, subject to the satisfaction or waiver of the conditions set forth herein, their respective obligations to fund the Bridge Facilities in accordance with the terms hereof on the date of the consummation of all of the Acquisition or each date of the consummation of a portion of the Acquisition in accordance with the Acquisition Agreement with the proceeds of the funding under the applicable Bridge Facility (the date of any such funding under the HY Bridge Facility or the 364-Day Bridge Facility, each a “Closing Date”)) in connection with any syndication, assignment or participation of the Bridge Facility, including their respective commitments in respect thereof, until after the applicable Closing Date has occurred, (ii) no assignment or novation by the Initial Lenders shall become effective as between you and the Initial Lenders with respect to all or any portion of such Initial Lenders’ respective commitments in respect of the Bridge Facilities until the funding of any Bridge Facility and (iii) unless you otherwise agree in writing, the Initial Lenders shall retain exclusive control over all rights and obligations with respect to its commitments in respect of each Bridge Facility, including all rights with respect to consents, modifications, supplements, waivers and amendments, until after the Closing Date of such Bridge Facility has occurred. For purposes of this Commitment Letter, the term “Disqualified Lender” shall mean (x) any entity separately identified in writing (i) prior to the date hereof on the “Disqualified Lender” list provided by you to us or (ii) after the date hereof in a supplement to the “Disqualified Lender” list provided the addition of such entity to such list is reasonably acceptable to the Lead Arrangers, (y) any entity reasonably determined by you to be a competitor of yours, the Target or any of their respective subsidiaries (each, a “Competitor”), in each case that is identified by name in writing on the “Disqualified Lender” list or in a supplement to the “Disqualified Lender” list provided to the Lead Arrangers from time to time after the date hereof and (z) in the case of the foregoing clauses (x) and (y), any affiliate of such entity, which affiliate is either (i) clearly identifiable as such based solely on the similarity of its name and is not a bona fide debt investment fund or (ii) identified as an affiliate in writing after the date hereof in a written supplement to the “Disqualified Lender” list and is not a bona fide debt investment fund; provided that any supplement to the “Disqualified Lender” list shall become effective three (3) business days after delivery to the Lead Arrangers, but which supplement shall not apply retroactively to disqualify any entities that have previously acquired a commitment or a participation in the Bridge Facilities in accordance with the terms of this Commitment Letter or the Bridge Facility Documentation; provided, further, that no supplements shall be made to the “Disqualified Lender” list from and including the date of the launch of primary syndication of the Bridge Facilities through and including the Syndication Date.
Without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that the Initial Lenders’ respective commitments hereunder are not conditioned upon the syndication of, or receipt of commitments in respect of, the Bridge Facilities and in no event shall the commencement or successful completion of syndication of the Bridge Facilities constitute a condition to the availability of the Bridge Facilities on the applicable Closing Date. The Lead Arrangers may commence syndication efforts promptly upon the execution of this Commitment Letter and as part of their syndication efforts, it is their intent to have Lenders commit to the Bridge Facilities prior to the applicable Closing Date (subject to the limitations set forth in the preceding paragraph). Until the earlier of a Successful Syndication (as defined in the Fee Letter) and the 60th day after each Closing Date (such earlier date, the “Syndication Date”), you agree to actively assist the Lead Arrangers in seeking to complete a timely syndication that is reasonably satisfactory to us and you. Such assistance shall include, without limitation, (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit from your existing lending and investment banking relationships, (b) direct contact between your senior management, on the one hand, and the proposed Lenders, on the other hand (and, to the extent practical and appropriate and not in contravention of the Acquisition Agreement, your using commercially reasonable efforts to ensure such contact between senior management of the Target, on the one hand, and the proposed Lenders, on the other hand), in all such cases at times and locations mutually agreed upon, (c) your assistance (including the use of commercially reasonable efforts to cause the Target to assist to the extent practical and appropriate and not in contravention of the Acquisition Agreement) in the preparation of the Information Materials (as defined below), (d) using your commercially reasonable efforts to procure, at your expense, prior to the commencement of general syndication of the Bridge Facilities, public ratings (but not specific ratings) for the Bridge Facilities and the Notes from each of Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), and an updated public corporate credit rating and a public corporate family rating (but, in each case, not a specific rating) in respect of the Borrower after giving effect to the Transactions from each of S&P and Moody’s, respectively, (e) the hosting, with the Lead Arrangers, of one in-person meeting of prospective Lenders at a time and location to be mutually agreed upon (and, to the extent reasonably necessary, additional telephonic meetings with prospective lenders at times to be mutually agreed upon), (f) your using commercially reasonable efforts to provide prior to the commencement of general syndication of the Bridge Facilities (i) customary pro forma financial statements of the Borrower after giving effect to the Transactions (but excluding the impacts of any purchase accounting adjustments) and (ii) customary forecasts of consolidated financial statements of the Company for each quarter for the first twelve months following each Closing Date (collectively, the “Projections”) and (g) at any time prior to the Syndication Date (but, for the avoidance of doubt, only for so long as any commitments relating to any Bridge Facility are outstanding), there being no competing issues, offerings, placements or arrangements of debt securities or commercial bank or other credit facilities by or on behalf of you or any of your subsidiaries, and using commercially reasonably efforts to ensure that there are no competing issues, offerings, placements or arrangements of debt securities or commercial bank or other credit facilities by or on behalf of the Target or any of its subsidiaries, being offered, placed or arranged (other than the Notes or other Securities, any indebtedness of you, the Target or any of your or its respective subsidiaries permitted to be incurred or issued pursuant to the Acquisition Agreement, the Real Estate Loans, any indebtedness incurred to finance any Concurrent Transaction, and otherwise in the ordinary course of business consistent with past practice and any bank revolving facilities) without the consent of the Lead Arrangers (not to be unreasonably withheld, conditioned or delayed), if such issuance, offering, placement or arrangement would materially impair the primary syndication of the Bridge Facilities (it being understood and agreed that the Target’s, your and your and its respective subsidiaries’ (i) deferred purchase price obligations, (ii) ordinary course working capital facilities, (iii) ordinary course capital leases, (iv) purchase money and equipment financings, (v) ordinary course floorplan financings and (vi) any other financing or refinancing transaction previously disclosed to the Lead Arrangers prior to the date of this Commitment Letter shall be permitted). For the avoidance of doubt, (x) you will not be required to provide any information to the extent the provision thereof would violate or waive any attorney-client or other privilege, constitute attorney work product or violate or contravene any law, rule or regulations, or any obligation of confidentiality (not created in contemplation hereof) binding on you, the Target or your or its respective subsidiaries or affiliates (provided that you agree to (i) use commercially reasonable efforts to obtain waivers of any such obligation of confidentiality and to otherwise provide such information that does not violate such obligations and (ii) notify us if any information is not being provided pursuant to this exception) and (y) the only financial statements that shall be required to be provided to the Lead Arrangers or the Initial Lenders in connection with the syndication of the Bridge Facilities or otherwise shall only be those required to be delivered pursuant to paragraphs 5, 6, 8 and 9 of Exhibit D hereto. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, your obligations to assist in syndication efforts as provided herein (including the obtaining of the ratings referenced above) shall not constitute a condition to the commitments hereunder or the funding of the Bridge Facilities on the applicable Closing Date, and neither the commencement nor the completion of such syndication is a condition to the commitments hereunder or the funding of the Bridge Facilities on the applicable Closing Date.
The Lead Arrangers, in their capacities as such, will manage, in consultation with you, all aspects of any syndication of the Bridge Facilities, including decisions as to the selection of institutions reasonably acceptable to you (your consent not to be unreasonably withheld or delayed) to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate (subject to your consent rights set forth in the second preceding paragraph and excluding Disqualified Lenders), the allocation of the commitments among the Lenders and the amount and distribution of fees among the Lenders.
You hereby acknowledge that (a) the Lead Arrangers will make available Information (as defined below), Projections and other offering and marketing material and presentations, including confidential information memoranda to be used in connection with the syndication of the Bridge Facilities (the “Information Memorandum”) (such Information, Projections, other offering and marketing material and the Information Memorandum, collectively, with the Term Sheets, the “Information Materials”) on a confidential basis to the proposed syndicate of Lenders by posting the Information Materials on Intralinks or SyndTrak Online or by similar electronic means and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that do not wish to receive material non-public information (“MNPI”) with respect to you, your affiliates, the Target or your or their respective securities and who may be engaged in investment and other market related activities with respect to you, the Target or your or its respective securities) (each, a “Public Sider” and each Lender that is not a Public Sider, a “Private Sider”). You will be solely responsible for the contents of the Information Materials and each of the Commitment Parties shall be entitled to use and rely upon the information contained therein without responsibility for independent verification thereof.
At the reasonable request of the Lead Arrangers, you agree to assist us in preparing an additional version of the Information Materials to be used in connection with the syndication of the Bridge Facilities that consists exclusively of information that is publicly available and/or does not include MNPI with respect to you, the Target or any of your or its respective subsidiaries for the purpose of United States federal and state securities laws to be used by Public Siders. It is understood that in connection with your assistance described above, authorization letters from you will be included in any Information Materials that authorize the distribution thereof to prospective Lenders, represent that the additional version of the Information Materials does not include any MNPI and exculpate you, the Target, your and their respective affiliates with respect to any liability related to the misuse of the Information Materials or related offering and marketing materials by the recipients thereof and us and our respective affiliates with respect to any liability related to the use of the contents of the Information Materials or related offering and marketing materials by the recipients thereof. Before distribution of any Information Materials, you agree to use commercially reasonable efforts to identify that portion of the Information Materials that may be distributed to the Public Siders as “Public Information” as “PUBLIC”. By marking Information Materials as “PUBLIC”, you shall be deemed to have authorized the Commitment Parties and the proposed Lenders to treat such Information Materials as not containing any MNPI (it being understood that you shall not be under any obligation to mark the Information Materials “PUBLIC”).
You acknowledge and agree that the following documents, without limitation, may be distributed to both Private Siders and Public Siders, unless you advise the Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distribution (after you have been given a reasonable opportunity to review such documents) that such materials should only be distributed to Private Siders: (a) administrative materials prepared by the Lead Arrangers for prospective Lenders (such as a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (b) term sheets and notification of changes in the Bridge Facilities’ respective terms and conditions and (c) drafts and final versions of the Bridge Facility Documentation. If you advise us in writing (including by email), within a reasonable period of time prior to dissemination, that any of the foregoing should be distributed only to Private Siders, then Public Siders will not receive such materials without your consent.
4.    Information.
You hereby represent and warrant that (with respect to Information and Projections relating to the Target and its subsidiaries, to your knowledge) (a) all written information and written data, other than the Projections, estimates, forecasts, budgets and other forward looking information and other than information of a general economic or industry specific nature (the “Information”), that has been or will be made available to any Commitment Party by you or, at your direction, by any of your representatives on your behalf in connection with the transactions contemplated hereby, when taken as a whole, is or will be, when furnished, correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto) and (b) the Projections estimates, forecasts, budgets and other forward looking information contained in the Information Memorandum will be prepared in good faith based upon assumptions that are believed by you to be reasonable at the time such Projections are so furnished; it being understood that the Projections are as to future events and are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results and such differences may be material. You agree that, if at any time prior to the later of the Syndication Date and the applicable Closing Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information and the Projections contained in the Information Memorandum were being furnished, and such representations were being made, at such time, then you will (or, prior to the applicable Closing Date, with respect to the Information and such Projections relating to the Target and its subsidiaries, will use commercially reasonable efforts to) promptly supplement the Information and such Projections such that (with respect to Information and Projections relating to the Target and its subsidiaries, to your knowledge) such representations and warranties are correct in all material respects under those circumstances. The accuracy of the foregoing representation and covenant, whether or not cured, shall not be a condition to the obligations of the Initial Lenders hereunder or the funding of the Bridge Facilities on the applicable Closing Date. In arranging and syndicating the Bridge Facilities, each of the Commitment Parties will be entitled to use and rely on the Information and the Projections contained in the Information Memorandum without responsibility for independent verification thereof.
5.    Fees.
As consideration for the commitments of the Initial Lenders hereunder and for the agreement of the Lead Arrangers to perform the services described herein, you agree to pay (or cause to be paid) the fees set forth in the Term Sheets and in the Fee Letter, if and to the extent due and payable. Once paid, such fees shall not be refundable except as otherwise agreed in writing.
6.    Conditions.
The commitments of the Initial Lenders hereunder to fund the Bridge Facilities on the applicable Closing Date and the agreements of the Lead Arrangers to perform the services described herein are subject solely to satisfaction or waiver of the conditions set forth in the Summary of Additional Conditions attached hereto as Exhibit D, and upon satisfaction (or waiver by all Commitment Parties) of such conditions, the funding of the applicable Bridge Facilities shall occur; it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments hereunder, and there will be no other conditions (implied or otherwise) under the Bridge Facility Documentation to the funding of the Bridge Facilities on the applicable Closing Date, including compliance with the terms of this Commitment Letter, the Fee Letter or the Bridge Facility Documentation.
Notwithstanding anything in this Commitment Letter (including each of the exhibits attached hereto), the Fee Letter, the Bridge Facility Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (i) the only representations relating to you, the Target, your and its respective subsidiaries and your and their respective businesses the making and accuracy of which shall be a condition to the availability and funding of the Bridge Facilities on the applicable Closing Date shall be (A) such of the representations made by the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you or any of your affiliates have the right to terminate your obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations in the Acquisition Agreement without liability to you (to such extent, the “Specified Acquisition Agreement Representations”) and (B) the Specified Representations (as defined below) and (ii) the terms of the Bridge Facility Documentation shall be in a form such that they do not impair the availability or funding of the Bridge Facilities on the applicable Closing Date if the conditions set forth in the Summary of Additional Conditions attached hereto as Exhibit D are satisfied or waived. For purposes hereof, “Specified Representations” means the representations and warranties relating to corporate status, organizational power and authority to enter into the Bridge Facility Documentation, due authorization, execution, delivery and enforceability of the Bridge Facility Documentation (in each case, as they relate to entering into and performance of the Bridge Facility Documentation), no conflicts with applicable laws, charter documents or material agreements (other than consents that have been obtained) (in each case, as they relate to entering into and performance of the Bridge Facility Documentation), solvency (in scope consistent with the solvency certificate to be delivered pursuant to Exhibit D), absence of litigation with respect to such Bridge Facility or the Notes, Federal Reserve margin regulations, the U.S.A. Patriot Act, Office of Foreign Assets Control, Foreign Corrupt Practices Act, the Investment Company Act and the status of the Bridge Facilities as senior debt, and, to the extent that the second paragraph of the “Market Flex” provisions in the Fee Letter is exercised, and any security interests in the intended collateral have been granted as of the Closing Date of the 364-Day Bridge Facility, the creation, validity and priority of the security interests granted in the intended collateral (it being understood that the perfection of such security interests shall not constitute a condition precedent to the availability of any Bridge Facility on the Closing Date thereof but the Company shall use commercially reasonable efforts to perfect such security interests no later than ninety (90) days after the date on which the second paragraph of the “Market Flex” provisions in the Fee Letter is exercised pursuant to arrangements to be mutually agreed). This paragraph, and the provisions herein, shall be referred to as the “Certain Funds Provisions”.
For the avoidance of doubt, compliance by you and/or your affiliates with the terms and conditions of this Commitment Letter, the Fee Letter and the Bridge Facility Documentation (other than the conditions set forth in the Summary of Additional Conditions attached hereto as Exhibit D) is not a condition to the Initial Lenders’ commitment to fund the Bridge Facilities hereunder on the terms set forth herein.
7.    Indemnity and Expense Reimbursement.
To induce the Commitment Parties to enter into this Commitment Letter and the Fee Letter and to proceed with the documentation of the Bridge Facilities, you agree (a) to indemnify and hold harmless each Commitment Party, their respective affiliates and the respective officers, directors, employees, agents, advisors and other representatives of each of the foregoing (each, an “Indemnified Person”), from and against any and all losses, claims, damages and liabilities of any kind or nature and reasonable and documented or invoiced out-of-pocket fees and expenses, joint or several, to which any such Indemnified Person may become subject to the extent arising out of, resulting from or in connection with, this Commitment Letter (including the Term Sheets), the Fee Letter, the Transactions or any related transaction contemplated hereby, the Bridge Facilities or any use of the proceeds thereof or any claim, litigation, investigation or proceeding (including any inquiry or investigation) relating to any of the foregoing (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PERSON, whether or not such Proceedings are brought by you, your equity holders, affiliates, creditors or any other third person, and to, jointly and severally, reimburse each such Indemnified Person upon demand for any reasonable and documented or invoiced out-of-pocket legal expenses of one firm of counsel for all such Indemnified Persons, taken as a whole and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnified Persons, taken as a whole, and, solely in the case of a conflict of interest, one additional counsel in each applicable jurisdiction to each group of similarly affected Indemnified Persons or other reasonable and documented or invoiced out-of-pocket fees and expenses incurred in connection with investigating or defending any of the foregoing; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent that they have resulted from (i) the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of such Indemnified Person’s Related Indemnified Parties (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the obligations of such Indemnified Person or any of such Indemnified Person’s controlled affiliates under this Commitment Letter, the Term Sheets, the Fee Letter or the Bridge Facility Documentation (as determined by a court of competent jurisdiction in a final and non-appealable decision), or (iii) disputes between and among Indemnified Persons to the extent such disputes do not arise from any act or omission of you or any of your affiliates (other than claims against an Indemnified Person acting in its capacity as an agent or arranger or similar role under the Bridge Facilities); provided further that such Indemnified Person shall promptly repay you all expense reimbursements previously made pursuant to this paragraph to the extent that such Indemnified Person is finally determined not to be entitled to indemnification hereunder as contemplated by the preceding proviso and (b) whether or not any Closing Date occurs, to, jointly and severally, reimburse each Commitment Party from time to time, upon presentation of a summary statement, for all reasonable and documented or invoiced out-of-pocket expenses, syndication expenses, travel expenses and reasonable fees, disbursements and other charges of such counsel to the Commitment Parties identified in the Term Sheets and of a single local counsel to the Commitment Parties in each appropriate jurisdiction and of such other counsel retained with your prior written consent (such consent not to be unreasonably withheld or delayed), in each case incurred in connection with the Bridge Facilities and the preparation, negotiation and enforcement of this Commitment Letter, the Fee Letter, the Bridge Facility Documentation and any security arrangements in connection therewith (collectively, the “Expenses”). As used herein, “Related Indemnified Party” means, with respect to any Indemnified Person, (1) any controlling person or controlled affiliate of such Indemnified Person, (2) the respective directors, officers or employees of such Indemnified Person or any of its controlling persons or controlled affiliates and (3) the respective agents of such Indemnified Person or any of its controlling persons or controlled affiliates, in the case of this clause (3), acting on behalf of, or at the express instructions of, such Indemnified Person, controlling person or such controlled affiliate; provided that each reference to a controlling person, controlled affiliate, director, officer or employee in this sentence pertains to a controlling person, controlled affiliate, director, officer or employee involved in the negotiation or syndication of this Commitment Letter and the Bridge Facilities. The foregoing provisions in this paragraph shall be superseded in each case, to the extent covered thereby, by the applicable provisions contained in the Bridge Facility Documentation upon execution thereof and thereafter shall have no further force and effect.
Notwithstanding any other provision of this Commitment Letter, (i) no Indemnified Person shall be liable for any damages arising from the use by others of information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent that such damages have resulted from the willful misconduct or gross negligence of such Indemnified Person or any of such Indemnified Person’s controlled affiliates or any Related Indemnified Party as determined by a final, non-appealable judgment of a court of competent jurisdiction and (ii) without in any way limiting the indemnification obligations set forth above, none of us, you, the Target or any Indemnified Person shall be liable for any indirect, special, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) in connection with this Commitment Letter, the Fee Letter, the Transactions (including the Bridge Facilities and the use of proceeds thereunder), or with respect to any activities related to the Bridge Facilities, including the preparation of this Commitment Letter, the Fee Letter and the Bridge Facility Documentation.
You shall not be liable for any settlement of any Proceeding effected without your written consent (which consent shall not be unreasonably withheld or delayed), but if settled with your written consent or if there is a final and non-appealable judgment by a court of competent jurisdiction in any such Proceeding, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the other provisions of this Section 7. If at any time an Indemnified Person shall have requested you to reimburse the Indemnified Person for fees and expenses of counsel, you agree that you shall be liable for any settlement of the nature contemplated above effected without your written consent if (i) such settlement is entered into more than 45 days after receipt by you of the aforesaid request, (ii) you shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) you shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement.
You shall not, without the prior written consent of any Indemnified Person (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrongdoing or a failure to act by or on behalf of any Indemnified Person.
8.    Sharing of Information, Absence of Fiduciary Relationships, Affiliate Activities.
You acknowledge that the Commitment Parties and their affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to other persons in respect of which you, the Target and your and its respective affiliates may have conflicting interests regarding the transactions described herein and otherwise. None of the Commitment Parties or their affiliates will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by them or their affiliates of services for other persons, and none of the Commitment Parties or their affiliates will furnish any such information to such other persons, except to the extent permitted below. You also acknowledge that none of the Commitment Parties or their affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by them from other persons.
As you know, certain of the Commitment Parties may be full service securities firms engaged, either directly or through their affiliates, in various activities, including securities trading, commodities trading, investment management, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, certain of the Commitment Parties and their respective affiliates may actively engage in commodities trading or trade the debt and equity securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of you, the Target and other companies which may be the subject of the arrangements contemplated by this Commitment Letter for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and financial instruments. Certain of the Commitment Parties or their affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities and financial instruments of you, the Target or other companies which may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities trading with any thereof.
The Commitment Parties and their respective affiliates may have economic interests that conflict with those of you or the Target. You agree that the Commitment Parties will act under this Commitment Letter as independent contractors and that nothing in this Commitment Letter or the Fee Letter will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Commitment Parties and you, the Target, your and its respective equity holders or your and their respective affiliates. You acknowledge and agree that (i) the transactions contemplated by this Commitment Letter and the Fee Letter are arm’s-length commercial transactions between the Commitment Parties and, if applicable, their affiliates, on the one hand, and you, on the other, (ii) in connection therewith and with the process leading to such transaction each Commitment Party and its applicable affiliates (as the case may be) is acting solely as a principal and not as agent or fiduciary of you, the Target, your and its respective management, equity holders, creditors, affiliates or any other person, (iii) the Commitment Parties and their applicable affiliates (as the case may be) have not assumed an advisory or fiduciary responsibility or any other obligation in favor of you or your affiliates with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Commitment Parties or any of their respective affiliates have advised or are currently advising you or the Target on other matters) except the obligations expressly set forth in this Commitment Letter and the Fee Letter and (iv) you have consulted your own legal and financial advisors to the extent you deemed appropriate. You further acknowledge and agree that you are responsible for making your own independent judgment with respect to such transactions and the process leading thereto. Please note that the Commitment Parties are not providing any tax, accounting or legal advice in any jurisdiction. You agree that you will not claim that the Commitment Parties or their applicable affiliates, as the case may be, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to you or your affiliates, in connection with such transaction or the process leading thereto.
In addition, you and we acknowledge an affiliate of JPMCB has been retained by the Target as a financial advisor (in such capacity, the “Sell-Side Financial Advisor”) to the Target in connection with the Transactions. Each party hereto agrees to such retention, and further agrees not to assert any claim any such party might allege based on any actual or potential conflicts of interest that might be asserted to arise or result from, on the one hand, the engagement of the Sell-Side Financial Advisor and, on the other hand, our and our affiliates’ relationships with you as described and referred to herein.
You acknowledge that we may receive a benefit, including without limitation, a discount, credit or other accommodation, from any counsel based on the fees such counsel may receive on account of their relationship with us including, without limitation, fees paid pursuant hereto.
9.    Confidentiality.
You agree that you will not disclose, directly or indirectly, the Fee Letter and the contents thereof or this Commitment Letter, the Term Sheets, the other exhibits and attachments hereto and the contents of each thereof, or the activities of any Commitment Party pursuant hereto or thereto, to any person or entity without prior written approval of the Lead Arrangers (such approval not to be unreasonably withheld or delayed), except (a) to (i) you and your officers, directors, agents, employees, attorneys, accountants, advisors, controlling persons or equity holders on a confidential and need-to-know basis and (ii) potential Additional Arrangers, (b) if the Commitment Parties consent in writing to such proposed disclosure or (c) in any legal, judicial or administrative proceeding or as otherwise required by applicable law, rule or regulation (including, the Commitment Letter (but not the Fee Letter, other than the aggregate fee amount, unless required by the Securities and Exchange Commission (the “SEC”) or other regulatory agency or in any other legal, judicial or administrative proceeding, in which case you shall provide only a version redacted in a customary manner, unless an unredacted version is specifically requested or required, in which case an unredacted version may be provided), without limitation, any applicable rules of any national securities exchange and/or applicable federal securities laws in connection with any SEC filing relating to the Acquisition) or as requested by a governmental and/or regulatory authority (in which case you agree, to the extent permitted by law, rule or regulation, to inform us promptly thereof prior to such disclosure); provided that (i) you may disclose this Commitment Letter and the contents hereof and the Fee Letter and the contents thereof on a redacted basis, with such redaction to be reasonably acceptable to the Lead Arrangers, to the Target (including any shareholder representative), its subsidiaries and their respective officers, directors, agents, employees, attorneys, accountants, advisors, or controlling persons or equity holders, on a confidential and need-to-know basis, (ii) you may disclose the Commitment Letter and its contents (but not the Fee Letter) in any syndication or other marketing materials in connection with the Bridge Facilities or in connection with any required public filing relating to the Transactions (it being acknowledged that you may disclose the fees in the Fee Letter to the extent set forth in clause (iv) below), (iii) you may disclose the Term Sheets and the contents thereof, to potential Lenders and to rating agencies in connection with obtaining ratings for the Borrower and the Bridge Facilities and the Notes or other Securities, (iv) you may disclose the aggregate fee amount contained in the Fee Letter as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in offering and marketing materials for the Bridge Facilities or in any required public filing relating to the Transactions and (v) (to the extent portions thereof have been redacted in a customary manner (including the portions thereof addressing fees payable to the Commitment Parties and/or the Lenders and economic flex terms)) you may disclose the Fee Letter and the contents thereof to the Target (including any shareholder representative), its subsidiaries and their respective officers, directors, agents, employees, attorneys, accountants, advisors, or controlling persons or equity holders, on a confidential and need-to-know basis.
The Commitment Parties and their affiliates will use all confidential information provided to them or such affiliates by or on behalf of you hereunder or in connection with the Acquisition and the related Transactions solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information and shall not publish, disclose or otherwise divulge, such information; provided that nothing herein shall prevent any Commitment Party and their affiliates from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, rule or regulation or compulsory legal process based on the advice of counsel (in which case the Commitment Parties agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform you promptly thereof prior to disclosure), (b) upon the request or demand of any regulatory authority having jurisdiction over the Commitment Parties or any of their respective affiliates (in which case the Commitment Parties agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to disclosure), (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Commitment Party or any of its affiliates or any related parties thereto in violation of any confidentiality obligations owing to you, the Target or any of your or its respective affiliates (including those set forth in this paragraph), (d) to the extent that such information is received by such Commitment Party or any of its affiliates from a third party that is not, to such Commitment Party’s knowledge, violating any contractual or fiduciary confidentiality obligations owing to you, the Target or any of your or its respective affiliates or related parties, (e) to the extent that such information is independently developed, without the use of any confidential information, by the Commitment Parties or and of their affiliates, (f) to such Commitment Party’s affiliates and to its and their respective directors, officers, employees, legal counsel, independent auditors, professionals and other experts or agents who need to know such information in connection with the Transactions and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep information of this type confidential, (g) to potential or prospective Lenders, participants or assignees and to any direct or indirect contractual counterparty to any swap or derivative transaction relating to you or any of your subsidiaries, in each case who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph); provided that the disclosure of any such information to any Lenders or prospective Lenders or participants or prospective participants referred to above shall be made subject to the acknowledgment and acceptance by such Lender or prospective Lender or participant or prospective participant that such information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as is otherwise reasonably acceptable to you and each Commitment Party, including, without limitation, as agreed in any Information Materials or other marketing materials) in accordance with the standard syndication processes of such Commitment Party or customary market standards for dissemination of such type of information, or (h) for purposes of enforcing its rights hereunder and in the Fee Letter in any legal proceedings and for purposes of establishing a defense in any legal proceedings. The Commitment Parties’ and their affiliates’, if any, obligations under this paragraph shall terminate automatically and be superseded by the confidentiality provisions in the definitive documentation relating to the Bridge Facilities upon the funding thereunder. The provisions of this paragraph shall otherwise terminate on the second anniversary of the date of this Commitment Letter.
With your written consent (not to be unreasonably withheld), at the Commitment Parties’ own expense, the Commitment Parties may place advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of information on the Internet or worldwide web as the Commitment Parties may choose, and circulate similar promotional materials, after the closing of the transactions in the form of a “tombstone”, “case study” or otherwise, containing information customarily included in such advertisements and materials, including (i) the names of the Borrower and its affiliates (or any of them), (ii) the Commitment Parties and their affiliates’ titles and roles in connection with the transactions, and (iii) the amount, type and closing date of such transactions.
10.    Miscellaneous.
This Commitment Letter and the commitments hereunder shall not be assignable by any party hereto (other than by (i) you, on or after the applicable Closing Date with respect to the relevant Bridge Facility, to another entity, so long as such entity is newly formed under the laws of Delaware and is, or will be, owned by you after giving effect to the Transactions and shall (directly or through a wholly-owned subsidiary) own the Borrower or be the successor to the Borrower) or (ii) a Commitment Party to an Additional Arranger as expressly set forth in Section 2 hereof, in each case, without the prior written consent of each other party hereto (such consent not to be unreasonably withheld or delayed) (and any attempted assignment without such consent shall be null and void). This Commitment Letter and the commitments hereunder are intended to be solely for the benefit of the parties hereto (and Indemnified Persons) and are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and Indemnified Persons to the extent expressly set forth herein); provided, that Asbury Automotive Group, L.L.C. shall be a third party beneficiary of this Commitment Letter and shall be entitled to enforce the rights of the Borrower hereunder. Subject to the limitations set forth in Section 3 above, the Commitment Parties reserve the right to employ the services of their affiliates or branches in providing services contemplated hereby and to allocate, in whole or in part, to their affiliates or branches certain fees payable to the Commitment Parties in such manner as the Commitment Parties and their affiliates or branches may agree in their sole discretion and, to the extent so employed, such affiliates and branches shall be entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of, the Commitment Parties hereunder. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of the Commitment Parties, you and Asbury Automotive Group, L.L.C. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif,”(including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter (including the exhibits hereto), together with the Fee Letter, supersede all prior understandings, whether written or oral, among us with respect to the Bridge Facilities and sets forth the entire understanding of the parties hereto with respect thereto. THIS COMMITMENT LETTER AND THE FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (A) THE INTERPRETATION OF THE DEFINITION OF “ACQUIRED COMPANIES MAE” (AS DEFINED IN THE ACQUISITION AGREEMENT) OR ANY SIMILARLY DEFINED TERM IN THE ACQUISITION AGREEMENT (AND WHETHER OR NOT AN ACQUIRED COMPANIES MAE HAS OCCURRED), (B) THE DETERMINATION OF THE ACCURACY OF ANY SPECIFIED ACQUISITION AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF YOU AND ANY OF YOUR AFFILIATES HAVE THE RIGHT TO TERMINATE YOUR AND ITS OBLIGATIONS THEREUNDER OR TO DECLINE TO CONSUMMATE THE ACQUISITION WITHOUT LIABILITY TO YOU AND (C) THE DETERMINATION OF WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ACQUISITION AGREEMENT SHALL, IN EACH CASE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
Each of the parties hereto agrees that (i) this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein (it being understood and agreed that the availability and funding of the Bridge Facilities is subject to the satisfaction or waiver of the conditions precedent set forth in the Summary of Additional Conditions attached hereto as Exhibit D), including the good faith negotiation of the Bridge Facility Documentation by the parties hereto in a manner consistent with this Commitment Letter and (ii) the Fee Letter is a legally valid and binding agreement of the parties thereto with respect to the subject matter set forth therein. Promptly following the execution of this Commitment Letter and Fee Letter, the parties hereto shall proceed with the negotiation in good faith of the Bridge Facility Documentation for purposes of executing and delivering the Bridge Facility Documentation substantially simultaneously with the consummation of the Acquisition.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.
Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall only be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby in any such New York State or in any such Federal court, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to you or us at the addresses set forth above shall be effective service of process for any suit, action or proceeding brought in any such court.
We hereby notify you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”) and the requirements of 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), each of us and each of the Lenders may be required to obtain, verify and record information that identifies the Borrower and the guarantors of the Bridge Facilities (the “Guarantors”), which information may include their names, addresses, tax identification numbers and other information that will allow each of us and the Lenders to identify the Borrower and the Guarantors in accordance with the PATRIOT Act or the Beneficial Ownership Regulation, as applicable. This notice is given in accordance with the requirements of the PATRIOT Act and is effective for each of us and the Lenders.
The indemnification, compensation (if applicable), reimbursement (if applicable), jurisdiction, governing law, venue, waiver of jury trial, syndication, waiver of fiduciary duty, waiver of conflicts and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether the Bridge Facility Documentation shall be executed and delivered and notwithstanding the termination or expiration of this Commitment Letter or the Initial Lenders’ commitments hereunder; provided that your obligations under this Commitment Letter (other than your obligations with respect to (a) assistance to be provided in connection with the syndication thereof (including supplementing and/or correcting Information and Projections) prior to the Syndication Date and (b) confidentiality) shall automatically terminate and be superseded by the provisions of the Bridge Facility Documentation upon the funding thereunder, and you shall automatically be released from all liability in connection therewith at such time.
Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter.
Please indicate your acceptance of the terms of the Bridge Facilities set forth in this Commitment Letter and the Fee Letter by returning to us executed counterparts of this Commitment Letter and the Fee Letter not later than 5:00 p.m. (New York City time) on October 1, 2021, whereupon the undertakings of the parties with respect to the Bridge Facilities shall become effective to the extent and in the manner provided hereby. This offer shall terminate with respect to the Bridge Facilities if not so accepted by you at or prior to that time. Thereafter, we agree to hold our commitment (subject to reduction as set forth in Exhibit A hereto) (a) with respect to the HY Bridge Facility, available for you until the earliest of (i) after execution of the Acquisition Agreement and prior to the consummation of the Transactions, the termination of the Acquisition Agreement in accordance with its terms, (ii) the consummation of the Acquisition with or without the funding of the Bridge Facilities and (iii) 11:59 p.m., New York City time, on March 1, 2022, as such date may be extended in accordance with Section 7.8(e) of the Equity Purchase Agreement as in effect on the date hereof, provided that such date shall not be later than April 30, 2022 (such earliest date, the “HY Bridge Facility Expiration Date”); and (b) with respect to the 364-Day Bridge Facility, available for you until the earliest of (i) after execution of the Acquisition Agreement and prior to the consummation of the Transactions, the termination of the Acquisition Agreement in accordance with its terms, (ii) the consummation of the Acquisition with or without the funding of the Bridge Facilities and (iii) 11:59 p.m., New York City time, on June 30, 2022, (such earliest date, the “364-Day Bridge Facility Expiration Date” and, together with the HY Bridge Facility Expiration Date, the “Expiration Date”). Upon the occurrence of any of the events referred to in the preceding sentence, this Commitment Letter and the commitments of each of the Commitment Parties hereunder and the agreement of the Lead Arrangers to provide the services described herein shall automatically terminate unless the Commitment Parties shall, in their discretion, agree to an extension in writing.
THIS COMMITMENT LETTER (WHICH INCLUDES THE TERM SHEETS) AND THE FEE LETTER REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
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We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.
Very truly yours,
BANK OF AMERICA, N.A.

By: /s/ Alexander Bavifard
Name: Alexander Bavifard
Title: Director

BOFA SECURITIES, INC.

By: /s/ Alexander Bavifard
Name: Alexander Bavifard
Title: Director

JPMORGAN CHASE BANK, N.A.

By: /s/ Gene Riego de Dios
Name: Gene Riego de Dios
Title: Executive Director

[Signature Page to Project Guardian Commitment Letter]

Accepted and agreed to as of
the date first above written:

ASBURY AUTOMOTIVE GROUP, INC.

By: /s/ David W. Hult                __________________________
Name: David W. Hult
Title: President & Chief